FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
November 2, 2006	Media: Patricia Cameron 318.388.9674
patricia.cameron@centurytel.com
Investors: Tony Davis 318.388.9525
tony.davis@centurytel.com

CenturyTel Reports Third Quarter Earnings

Monroe, La… CenturyTel, Inc. (NYSE: CTL) announces operating results for third quarter 2006.

•
Operating revenues, excluding nonrecurring items, were $619.4 million compared to $657.1 million for third quarter 2005. (Third quarter 2005 revenues included the recognition of $35.9 million of prior period revenue settlements.) Reported under GAAP, third quarter 2006 operating revenues were $620.1 million.

•	Net income, excluding nonrecurring items, was $78.1 million compared to $99.0 million in third quarter 2005. Reported under GAAP, third quarter 2006 net income was $76.5 million.

•	Diluted earnings per share, excluding nonrecurring items, was $.66 compared to $.74 in third quarter 2005. Reported under GAAP, third quarter 2006 diluted earnings per share was $.65.

•	Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $125.3 million in third quarter 2006 compared to $127.5 million in third quarter 2005.

•	Over 1.7 million shares were repurchased and retired for $67.6 million during the quarter.

Third Quarter Highlights (Excluding nonrecurring items) (In thousands, except per share amounts and customer units)	Quarter Ended 9/30/06		Quarter Ended 9/30/05	% Change
Operating Revenues	$619,432		$657,085	(5.7)%
Operating Cash Flow (1)	$301,644		$340,621	(11.4)%
Net Income	$78,087		$98,977	(21.1)%
Diluted Earnings Per Share	$.66		$.74	(10.8)%
Average Diluted Shares Outstanding	$120,448		$135,916	(11.4)%
Capital Expenditures	$82,579		$105,044	(21.4)%

Telephone Access Lines	2,124,000	(2)	2,250,000	(5.6)%	(2)
High-speed Internet Customers	340,000		220,000	54.5%

(1)	Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.
(2)
Telephone Access Lines at 9/30/2006 reflect the removal of approximately 24,000 test lines and a positive adjustment of approximately 9,000 lines related to database conversion and clean-up. Excluding the impact of these two one-time adjustments, access line losses for third quarter 2006 were approximately 29,000 and year-over-year line loss was 5.0%.

“CenturyTel’s revenue and diluted earnings per share during the third quarter exceeded our expectations,” Glen F. Post, III, chairman and chief executive officer, said. “These solid results were driven by continued growth in data revenues and bundled services along with effective cost containment by our employees.”

Operating revenues, excluding nonrecurring items, for third quarter 2006 were $619.4 million compared to $657.1 million in third quarter 2005. This $37.7 million decrease was primarily due to $32.2 million lower prior period revenue settlements in third quarter 2006 than in third quarter 2005. The remaining $5.5 million decline primarily reflects the revenue impact of access line losses and lower access revenues which more than offset revenue growth related to an increase in the number of high-speed Internet subscribers and growth in data revenues.

Operating cash flow, excluding nonrecurring items, decreased to $301.6 million from $340.6 million primarily due to the lower prior period revenue settlements and other revenue impacts discussed above. For third quarter 2006, CenturyTel achieved an operating cash flow margin of 48.7% versus 51.8% in third quarter 2005.

Net income, excluding nonrecurring items, was $78.1 million in third quarter 2006 compared to $99.0 million in third quarter 2005. The decrease was primarily driven by the after-tax impact of the decline in prior period revenue settlements discussed above. Diluted earnings per share, excluding nonrecurring items, was $.66 for third quarter 2006, a 10.8% decrease from the $.74 reported in third quarter 2005. This decrease was driven by lower net income, which was partially offset by the 11.4% decline in average diluted shares outstanding that was a result of share repurchases since third quarter 2005.

“We generated more than $125 million of free cash flow during the quarter and returned more than $100 million of cash to shareholders through the settlement of accelerated share repurchase agreements, cash dividends and the repurchase and retirement of more than 1.7 million shares of common stock,” Post said.

For the first nine months of 2006, operating revenues, excluding nonrecurring items, decreased to $1.839 billion from $1.859 billion for the same period in 2005. Operating cash flow, excluding nonrecurring items, was $896.3 million for the first nine months of 2006 compared to $966.0 million a year ago. Net income, excluding nonrecurring items, was $224.1 million in the first nine months of 2006 compared to $264.1 million during the same period in 2005. Diluted earnings per share, excluding nonrecurring items, was $1.85 during the first nine months of 2006 compared to $1.97 in the first nine months of 2005.

Under generally accepted accounting principles (GAAP), net income for third quarter 2006 was $76.5 million compared to $91.4 million for third quarter 2005 and diluted earnings per share for third quarter 2006 was $.65 compared to $.68 for third quarter 2005. Third quarter 2006 net income and diluted earnings per share reflect a net after-tax charge of $1.6 million ($.01 per share) related to a reduction in workforce during the quarter. Third quarter 2005 net income and diluted earnings per share reflect a net after-tax charge of $7.6 million ($.06 per share) from expenses associated with Hurricanes Katrina and Rita and transactions related to certain non-operating investments.

Net income under GAAP for the first nine months of 2006 was $298.3 million compared to $256.1 million for the first nine months of 2005 and diluted earnings per share for the first nine months of 2006 was $2.45 compared to $1.91 for the first nine months of 2005. See the accompanying financial schedules for detail of the Company’s nonrecurring items for the nine months ended September 30, 2006 and 2005.

Outlook. For fourth quarter 2006, CenturyTel expects total revenues of $605 to $615 million and diluted earnings per share of $.60 to $.65. As a result of better than anticipated third quarter performance, the Company has increased and narrowed the range of anticipated full year 2006 diluted earnings per share guidance from $2.35 to $2.45 to $2.45 to $2.50.

CenturyTel expects to provide full year 2007 earnings per share guidance in February 2007. The Company has, however, identified several items that can be expected to affect 2007 results when compared to 2006. First, revenue settlements related to prior periods are anticipated to increase and positively impact 2007 diluted earnings per share by $.17 to $.22. This increase will partially offset the impact of anticipated access line losses and continued pressures on access revenues. Additionally, depreciation expense is expected to decline in 2007 due to certain telephone assets becoming fully depreciated. These and other items that may affect 2007 results will be discussed during the Company’s fourth quarter 2006 earnings call.

All outlook figures provided under this section are presented excluding the potential impact of any future mergers, acquisitions or divestitures, any share repurchases after October 31, 2006, or other nonrecurring events.

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial statements. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Investor Call. As previously announced, CenturyTel’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.261.3330. The call will be accessible for replay through November 8, 2006, by calling 888.266.2081 and entering the access code: 978143. Investors can also listen to CenturyTel’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurytel.com prior to November 23, 2006.

In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company’s ability to effectively manage its expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, the Company’s products and services; the Company’s ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company’s ability to collect its receivables from financially troubled communications companies; the Company’s ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effect of adverse weather; other risks referenced from time to time in the Company’s filings with the Securities and Exchange

Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the Company’s business are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as updated by the Company’s subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for management to identify all such factors, nor can it predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The information contained in this release is as of November 2, 2006. The Company undertakes no obligation to update any of its forward-looking statements for any reason.

CenturyTel (NYSE:CTL) is a leading provider of communications, high-speed Internet and entertainment services in small-to-mid-size cities through our broadband and fiber transport networks. Included in the S&P 500 Index, CenturyTel delivers advanced communications with a personal touch to customers in 25 states. Visit us at www.centurytel.com.

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CenturyTel, Inc. CONSOLIDATED STATEMENTS OF INCOME THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 (UNAUDITED)

	Three months ended September 30, 2006				Three months ended September 30, 2005

				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice*	$216,180			216,180	225,857			225,857	(4.3%)	(4.3%)
Network access	219,820	560	(1)	219,260	257,586			257,586	(14.7%)	(14.9%)
Data	91,473	91	(1)	91,382	88,911			88,911	2.9%	2.8%
Fiber transport and CLEC	37,487			37,487	36,361			36,361	3.1%	3.1%
Other	55,123			55,123	48,370			48,370	14.0%	14.0%
	620,083	651		619,432	657,085	-		657,085	(5.6%)	(5.7%)

OPERATING EXPENSES
Cost of services and products	226,831	3,092	(1)	223,739	222,724	5,853	(3)	216,871	1.8%	3.2%
Selling, general and administrative	94,212	163	(1)	94,049	99,593			99,593	(5.4%)	(5.6%)
Depreciation and amortization	129,840			129,840	133,526			133,526	(2.8%)	(2.8%)
	450,883	3,255		447,628	455,843	5,853		449,990	(1.1%)	(0.5%)

OPERATING INCOME	169,200	(2,604)		171,804	201,242	(5,853)		207,095	(15.9%)	(17.0%)

OTHER INCOME (EXPENSE)
Interest expense	(47,857)			(47,857)	(49,904)			(49,904)	(4.1%)	(4.1%)
Income from unconsolidated cellular entity	891			891	1,270			1,270	(29.8%)	(29.8%)
Other income (expense)	1,927			1,927	(4,214)	(6,429)	(4)	2,215	(145.7%)	(13.0%)
Income tax expense	(47,678)	1,000	(2)	(48,678)	(56,983)	4,716	(5)	(61,699)	(16.3%)	(21.1%)

NET INCOME	$76,483	(1,604)		78,087	91,411	(7,566)		98,977	(16.3%)	(21.1%)

BASIC EARNINGS PER SHARE	$0.66	(0.01)		0.68	0.70	(0.06)		0.76	(5.7%)	(10.5%)
DILUTED EARNINGS PER SHARE	$0.65	(0.01)		0.66	0.68	(0.06)		0.74	(4.4%)	(10.8%)

AVERAGE SHARES OUTSTANDING
Basic	115,221			115,221	130,150			130,150	(11.5%)	(11.5%)
Diluted	120,448			120,448	135,916			135,916	(11.4%)	(11.4%)

DIVIDENDS PER COMMON SHARE	$0.0625			0.0625	0.0600			0.0600	4.2%	4.2%

NONRECURRING ITEMS
(1) - Severance and related costs due to workforce reduction, including revenue impact.
(2) - Tax effect of Item (1).
(3) - Expenses associated with Hurricanes Katrina and Rita.
(4) - Includes (i) $9.9 million impairment of nonoperating investment, net of (ii) $3.5 million gain on sale of a separate nonoperating investment.
(5) - Tax effect of Items (3) and (4).

*	Revenues previously reported as "Local service" and "Long distance" have been combined into this "Voice" category for all periods presented.

	CenturyTel, Inc.
	CONSOLIDATED STATEMENTS OF INCOME
	NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
	(UNAUDITED)

	Nine months ended September 30, 2006				Nine months ended September 30, 2005
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice*	$650,415			650,415	672,065			672,065	(3.2%)	(3.2%)
Network access	666,652	1,688	(1)	664,964	727,268			727,268	(8.3%)	(8.6%)
Data	259,158	275	(1)	258,883	237,866			237,866	9.0%	8.8%
Fiber transport and CLEC	109,318			109,318	78,240			78,240	39.7%	39.7%
Other	155,320			155,320	143,341			143,341	8.4%	8.4%
	1,840,863	1,963		1,838,900	1,858,780	-		1,858,780	(1.0%)	(1.1%)

OPERATING EXPENSES
Cost of services and products	666,249	8,585	(1)	657,664	609,590	5,853	(4)	603,737	9.3%	8.9%
Selling, general and administrative	285,748	845	(1)	284,903	289,053			289,053	(1.1%)	(1.4%)
Depreciation and amortization	396,225			396,225	396,153			396,153	0.0%	0.0%
	1,348,222	9,430		1,338,792	1,294,796	5,853		1,288,943	4.1%	3.9%

OPERATING INCOME	492,641	(7,467)		500,108	563,984	(5,853)		569,837	(12.6%)	(12.2%)

OTHER INCOME (EXPENSE)
Interest expense	(148,582)			(148,582)	(152,176)	(1,196)	(5)	(150,980)	(2.4%)	(1.6%)
Income from unconsolidated cellular entity	5,040			5,040	3,307			3,307	52.4%	52.4%
Other income (expense)	125,834	118,649	(2)	7,185	(1,459)	(8,003)	(6)	6,544	(8724.7%)	9.8%
Income tax expense	(176,657)	(36,976)	(3)	(139,681)	(157,511)	7,111	(7)	(164,622)	12.2%	(15.2%)

NET INCOME	$298,276	74,206		224,070	256,145	(7,941)		264,086	16.4%	(15.2%)

BASIC EARNINGS PER SHARE	$2.53	0.63		1.90	1.95	(0.06)		2.02	29.7%	(5.9%)
DILUTED EARNINGS PER SHARE	$2.45	0.60		1.85	1.91	(0.06)		1.97	28.3%	(6.1%)

AVERAGE SHARES OUTSTANDING
Basic	117,685			117,685	130,877			130,877	(10.1%)	(10.1%)
Diluted	123,348			123,348	136,143			136,143	(9.4%)	(9.4%)

DIVIDENDS PER COMMON SHARE	$0.1875			0.1875	0.1800			0.1800	4.2%	4.2%

NONRECURRING ITEMS
(1) - Severance and related costs due to workforce reduction, including revenue impact.
(2) - Includes gain recorded upon redemption of Rural Telephone Bank stock ($117.8 million) and gain recorded upon sale of Arizona properties ($.9 million).
(3) - Includes $43.4 million net tax expense related to Items (1) and (2), net of $6.4 million net tax benefit due to the resolution of various income tax audit issues.
(4) - Expenses associated with Hurricanes Katrina and Rita.
(5) - Write-off of unamortized deferred debt costs associated with purchasing and retiring approximately $400 million of Series J notes.
(6) - Includes (i) a $9.9 million impairment of nonoperating investment and a $4.8 million debt extinguishment charge related to purchasing and retiring approximately $400 million of Series J notes, net of (ii) a $3.5 million gain on sale of a separate nonoperating investment and $3.2 million of interest income related to the settlement of various income tax audits.
(7) - Includes (i) $5.8 million net tax benefit of Items (4), (5) and (6) and (ii) $1.3 million tax benefit related to the settlement of various income tax audits.

*	Revenues previously reported as "Local service" and "Long distance" have been combined into this "Voice" category for all periods presented.

CenturyTel, Inc.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2006 AND DECEMBER 31, 2005
(UNAUDITED)

	September 30,	December 31,
	2006	2005
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$32,694	158,846
Other current assets	235,852	264,170
Total current assets	268,546	423,016

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	7,866,852	7,801,377
Accumulated depreciation	(4,736,812)	(4,496,891)
Net property, plant and equipment	3,130,040	3,304,486

GOODWILL AND OTHER ASSETS
Goodwill	3,431,136	3,432,649
Other	575,904	602,556
Total goodwill and other assets	4,007,040	4,035,205

TOTAL ASSETS	$7,405,626	7,762,707

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$194,117	276,736
Other current liabilities	420,093	469,494
Total current liabilities	614,210	746,230

LONG-TERM DEBT	2,417,807	2,376,070
DEFERRED CREDITS AND OTHER LIABILITIES	1,068,570	1,023,134
STOCKHOLDERS' EQUITY	3,305,039	3,617,273

TOTAL LIABILITIES AND EQUITY	$7,405,626	7,762,707

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended September 30, 2006				Three months ended September 30, 2005
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$169,200	(2,604)	(1)	171,804	201,242	(5,853)	(2)	207,095
Add: Depreciation and amortization	129,840	-		129,840	133,526			133,526
Operating cash flow	$299,040	(2,604)		301,644	334,768	(5,853)		340,621

Revenues	$620,083	651	(1)	619,432	657,085	-		657,085

Operating income margin (operating income divided by revenues)	27.3%			27.7%	30.6%			31.5%

Operating cash flow margin (operating cash flow divided by revenues)	48.2%			48.7%	50.9%			51.8%

Free cash flow (prior to debt service requirements and dividends)
Net income	$76,483	(1,604)	(1)	78,087	91,411	(7,566)	(3)	98,977
Add: Depreciation and amortization	129,840	-		129,840	133,526	-		133,526
Less: Capital expenditures	(82,579)	-		(82,579)	(105,044)	-		(105,044)
Free cash flow	$123,744	(1,604)		125,348	119,893	(7,566)		127,459

Free cash flow	$123,744				119,893
Gain on asset dispositions	-				(3,500)
Income from unconsolidated cellular entity	(891)				(1,270)
Deferred income taxes	11,361				7,471
Changes in current assets and current liabilities	(13,935)				10,413
(Increase) decrease in other noncurrent assets	4,427				(2,730)
Increase (decrease) in other noncurrent liabilities	(2,052)				3,080
Retirement benefits	10,406				1,472
Excess tax benefits from share-based compensation	(2,913)				-
Other, net	3,465				14,583
Add: Capital expenditures	82,579				105,044
Net cash provided by operating activities	$216,191				254,456

NONRECURRING ITEMS
(1)-	Severance and related costs due to workforce reduction, including revenue impact (presented on both a pre-tax and an after-tax basis).
(2)-	Expenses associated with Hurricanes Katrina and Rita (presented on a pre-tax basis).
(3)-
Includes (i) a $6.1 million after-tax expense from impairment of non-operating investment and a $3.6 million after-tax expense associated with Hurricanes Katrina and Rita, net of (ii) a $2.2 million after-tax gain on sale of a separate non-operating investment.

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Nine months ended September 30, 2006				Nine months ended September 30, 2005
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$492,641	(7,467)	(1)	500,108	563,984	(5,853)	(3)	569,837
Add: Depreciation and amortization	396,225	-		396,225	396,153			396,153
Operating cash flow	$888,866	(7,467)		896,333	960,137	(5,853)		965,990

Revenues	$1,840,863	1,963	(1)	1,838,900	1,858,780			1,858,780

Operating income margin (operating income divided by revenues)	26.8%			27.2%	30.3%			30.7%

Operating cash flow margin (operating cash flow divided by revenues)	48.3%			48.7%	51.7%			52.0%

Free cash flow (prior to debt service requirements and dividends)
Net income	$298,276	74,206	(2)	224,070	256,145	(7,941)	(4)	264,086
Add: Depreciation and amortization	396,225	-		396,225	396,153			396,153
Less: Capital expenditures	(213,034)	-		(213,034)	(281,958)			(281,958)
Free cash flow	$481,467	74,206		407,261	370,340	(7,941)		378,281

Free cash flow	$481,467				370,340
Gain on asset dispositions	(118,649)				(3,500)
Income from unconsolidated cellular entity	(5,040)				(3,307)
Deferred income taxes	33,713				33,418
Changes in current assets and current liabilities	(14,241)				29,367
(Increase) decrease in other noncurrent assets	5,396				(4,207)
Increase (decrease) in other noncurrent liabilities	(502)				2,496
Retirement benefits	25,332				13,989
Excess tax benefits from share-based compensation	(7,860)				-
Other, net	9,858				12,815
Add: Capital expenditures	213,034				281,958
Net cash provided by operating activities	$622,508				733,369

NONRECURRING ITEMS
(1)-	Severance and related costs due to workforce reduction, including revenue impact.
(2)-
Includes (i) $72.4 million after-tax gains recorded upon redemption of Rural Telephone Bank stock and sale of Arizona properties, (ii) $4.6 million severance and related costs due to workforce reduction, including revenue impact, net of tax, and (iii) $6.4 million net tax benefit due to the resolution of various income tax audit issues.

(3)-	Expenses associated with Hurricanes Katrina and Rita (presented on a pre-tax basis).
(4)-
Includes (i) a $6.1 million after-tax expense from impairment of non-operating investment, a $3.7 million after-tax expense related to purchasing and retiring approximately $400 million of Series J notes and a $3.6 million after-tax expense associated with Hurricanes Katrina and Rita, net of (ii) a $3.3 million net benefit related to the settlement of various income tax audits and a $2.2 million after-tax gain on sale of non-operating investment.